Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS

-Reports Net Income of $85.1 Million, or $0.52 per Diluted Share for the Quarter-

-New Home Orders up 5% and New Home Deliveries up 30% for the Quarter-

-Homebuilding Gross Margin increase to 22.2% for the Quarter-

-Selling, General and Administrative Expenses decrease to 8.4% of Home Sales Revenue for the Quarter-

Irvine, California, February 26, 2016 /Business Wire/ – TRI Pointe Group, Inc. (NYSE: TPH) today announced results for the fourth quarter ended December 31, 2015 and full year 2015.

On July 7, 2014, TRI Pointe consummated the merger with Weyerhaeuser Real Estate Company (“WRECO”).  The merger was accounted for as a “reverse acquisition” of TRI Pointe by WRECO.  As a result, legacy TRI Pointe’s financial results are only included in the combined company’s financial statements from the closing date forward and are not reflected in the combined company’s historical financial statements.  Accordingly, legacy TRI Pointe’s financial results are not included in the Generally Accepted Accounting Principles (“GAAP”) results for the periods prior to July 7, 2014 included in this press release.

Results and Operational Data for Fourth Quarter 2015 and Comparisons to Fourth Quarter 2014

•	Net income available to common stockholders was $85.1 million, or $0.52 per diluted share compared to $41.4 million, or $0.26 per diluted share
•	New home orders increased to 753 compared to 714, an increase of 5%
•	Active selling communities averaged 112.8 compared to 105.6
o	New home orders per average selling community were 6.7 orders (2.23 monthly) compared to 6.8 orders (2.25 monthly)
o	Cancellation rate increased to 21% compared to 17%
•	Backlog units increased to 1,156 homes compared to 1,032, an increase of 12%
o	Dollar value of backlog increased to $697.3 million compared to $653.1 million, an increase of 7%
o	Average sales price in backlog of $603,000 compared to $633,000, a decline of 5%
•	Home sales revenue of $847.4 million, an increase of 36%
o	New homes deliveries of 1,453, up 30%
o	Average sales price of homes delivered of $583,000, up 5%
•	Homebuilding gross margin percentage of 22.2%
o	Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 24.2%*
•	SG&A expense as a percentage of homes sales revenue improved to 8.4% compared to 8.9%
•	Ratios of debt and net debt to capital of 41.3% and 36.5%*, respectively, as of December 31 2015
•	Cash of $214.5 million and availability under unsecured revolving credit facility of $242.4 million

* See “Reconciliation of Non-GAAP Financial Measures”

Results and Operational Data for Full Year 2015 and Comparisons to Full Year 2014

•	Net income available to common stockholders was $205.5 million, or $1.27 per diluted share compared to $84.2 million, or $0.58 per diluted share
•	New home orders increased to 4,181 compared to 2,947, an increase of 42%

•	Active selling communities averaged 115.9 compared to 99.1
o	New home orders per average selling community were 36.1 orders (3.01 monthly) compared to 29.7 orders (2.48 monthly), an increase of 21%
o	Cancellation rate remained flat at 16%
•	Home sales revenue of $2.3 billion, an increase of 39%
o	New home deliveries of 4,057, up 31%
o	Average sales price of homes delivered of 565,000, up 6%
•	Homebuilding gross margin percentage of 21.1%
o	Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 23.1%*
•	SG&A expense as a percentage of home sales revenue improved to 10.2% compared to 11.3%

* See “Reconciliation of Non-GAAP Financial Measures”

“2015 was a banner year for our Company”, said TRI Pointe Group Chief Executive Officer Doug Bauer.  “Revenues increased 41% versus 2014, and earnings per share more than doubled.  We also met or exceeded our stated guidance for home closings, homebuilding gross margin and SG&A leverage.  These results reflect the strides we have made since the close of the WRECO acquisition nineteen months ago and should give us a great foundation upon which to build in 2016.”

GAAP Fourth Quarter 2015 Operating Results

Net income available to common stockholders was $85.1 million, or $0.52 per diluted share in the fourth quarter of 2015, compared to net income of $41.4 million, or $0.26 per diluted share for the fourth quarter of 2014.  The improvement in net income available to common stockholders was primarily driven by an increase of $64.1 million in homebuilding gross margin due to higher home sales revenue resulting from a 30% increase in new home deliveries, offset by an increase in selling, general and administrative expenses and the provision for income taxes.

Home sales revenue increased $224.4 million or 36% to $847.4 million for the fourth quarter of 2015, as compared to $623.0 million for the same period in 2014.  The increase was attributable to a 30% increase in new home deliveries to 1,453 and a 5% increase in the Company's average sales price of homes delivered to $583,000.  New home deliveries increased at five of our six reporting segments with the highest increase at TRI Pointe Homes, which was up 203 units, or 83% compared to the prior year, while delivering at an average sales price of $696,000.

New home orders increased 5% to 753 homes for the fourth quarter of 2015, as compared to 714 homes for the same period in 2014.  Average active selling communities increased to 112.8 as compared to 105.6 for the same period in the prior year, mainly due to TRI Pointe Homes which increased average active selling communities by 5.7 in the current year. The Company’s overall quarterly absorption rate per average selling community for the fourth quarter ended December 31 2015 decreased slightly to 6.7 orders (2.23 monthly) compared to 6.8 orders (2.25 monthly) during the same period in 2014.

The Company ended the quarter with 1,156 homes in backlog, representing approximately $697.3 million in future home sales revenue. The average sales price of homes in backlog as of December 31, 2015 decreased $30,000, or 5%, to $603,000 compared to $633,000 at December 31 2014.

Homebuilding gross margin percentage for the fourth quarter of 2015 increased to 22.2% compared to 19.9% for the same period in 2014 and increased sequentially from 21.0% during the third quarter of 2015.  Excluding interest and impairments and lot option abandonments in cost of home sales, adjusted homebuilding gross margin percentage was 24.2%* for the fourth quarter of 2015 versus 22.0%* for the same period in 2014.

Selling, general and administrative expense for the fourth quarter of 2015 improved to 8.4% of home sales revenue as compared to 8.9% for the same period in 2014.  The decrease in the selling, general and administrative expense ratio was primarily attributable to increased home sales revenue.

“Our homebuilding teams did an excellent job getting over 75% of our beginning backlog closed this quarter”, said TRI Pointe Group President and Chief Operating Officer Tom Mitchell. “Thanks to careful planning and great execution, we were able to avoid some of the construction delays that have plagued other builders and once again deliver on our stated closings guidance.  We were able to achieve this goal while also improving our gross margins and SG&A as a percentage of revenue.  In short, I am very pleased with the operational excellence our teams demonstrated in 2015 as we head into the spring selling season.”

* See “Reconciliation of Non-GAAP Financial Measures”

Outlook

For the first quarter of 2016, the Company anticipates delivering approximately 60% of its 1,156 units in backlog as of December 31, 2015.  In addition, the Company expects to open 25 new communities, and close out of 11, resulting in 118 active selling communities as of March 31, 2016.

For the full year 2016, the Company expects to grow communities by 20% and deliver between 4,200 and 4,400 homes at an average sales price of $550,000.  The Company expects its homebuilding gross margin for the full year of 2016 will be in a range of 20% to 21%, with quarterly fluctuations based on the mix of California deliveries and expects SG&A expense will be in the range of 10.3% to 10.5%.  In addition, the Company anticipates gross profit of between $45 million and $50 million from land and lot sales, most of which are expected to close in the second and third quarter of 2016.  The Company anticipates spending between $800 million and $1.0 billion in land acquisition and land development for 2016.

Earnings Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Friday, February 26, 2016.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, Chief Operating Officer and Mike Grubbs, Chief Financial Officer.

Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.  The call can also be accessed by dialing 1-877-407-3982 for domestic participants or 1-201-493-6780 for international participants. Participants should ask for the TRI Pointe Group Fourth Quarter 2015 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start. The replay of the call will be available for two weeks following the call.  To access the replay, the domestic dial-in number is 1-877-870-5176, the international dial-in number is 1-858-384-5517, and the pass code is 13628663.  An archive of the webcast will be available on the Company’s website for a limited time.

About TRI Pointe Group, Inc.

Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is one of the top ten largest public homebuilders by equity market capitalization in the United States. The company designs, constructs and sells premium single-family homes through its portfolio of six quality brands across eight states, included Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia. Additional information is available at www.TRIPointeGroup.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements.  These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, operational and financial results, financial condition, prospects, and capital spending.  Our forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “goal,” “expect,” “intend,” “project,” “potential,” “plan,” “predict,”  “will,” or other words that convey future events or outcomes.  The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly.  These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; global economic conditions; raw material prices; oil and other energy prices; the effect of weather, including the continuing drought in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental regulations; legal proceedings; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our customers’ confidential information or other forms of cyber-attack; our relationship, and actual and potential conflicts of interest, with Starwood Capital Group or its affiliates; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).  The foregoing list is not exhaustive.  New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:

Chris Martin, TRI Pointe Group

Drew Mackintosh, Mackintosh Investor Relations

InvestorRelations@TRIPointeGroup.com, 949-478-8696

Media Contact:

Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA

(dollars in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2015	2014	Change	2015	2014	Change
Operating Data:
Home sales revenue	$847,409	$622,962	$224,447	$2,291,264	$1,646,274	$644,990
Homebuilding gross margin	$187,824	$123,722	$64,102	$482,488	$327,657	$154,831
Homebuilding gross margin %	22.2%	19.9%	2.3%	21.1%	19.9%	1.2%
Adjusted homebuilding gross margin %*	24.2%	22.0%	2.2%	23.1%	21.8%	1.3%
Land and lot gross margin	$9,154	$3,547	$5,607	$66,196	$9,754	$56,442
Land and lot gross margin %	34.0%	31.6%	2.4%	65.4%	20.5%	44.9%
SG&A expense	$71,605	$55,722	$15,883	$233,713	$185,958	$47,755
SG&A expense as a % of home sales revenue	8.4%	8.9%	(0.5)%	10.2%	11.3%	(1.1)%
Net income available to common stockholders	$85,072	$41,426	$43,646	$205,461	$84,197	$121,264
Adjusted EBITDA*	$155,196	$88,030	$67,166	$388,121	$233,562	$154,559
Interest incurred	$15,185	$15,988	$(803)	$60,964	$41,706	$19,258
Interest expense, net of interest capitalized	$—	$—	$—	$—	$2,731	$(2,731)
Interest in cost of home sales	$16,759	$12,012	$4,747	$44,299	$28,354	$15,945

Other Data:
Net new home orders	753	714	39	4,181	2,947	1,234
New homes delivered	1,453	1,122	331	4,057	3,100	957
Average selling price of homes delivered	$583	$555	$28	$565	$531	$34
Average selling communities (QTD)	112.8	105.6	7.2	N/A	N/A	N/A
Average selling communities (YTD)	N/A	N/A	N/A	115.9	99.1	16.8
Selling communities at end of period	104	108	(4)	N/A	N/A	N/A
Cancellation rate	21%	17%	4%	16%	16%	0%
Backlog (estimated dollar value)	$697,334	$653,096	$44,238
Backlog (homes)	1,156	1,032	124
Average selling price in backlog	$603	$633	$(30)

				December 31,	December 31,
				2015	2014	Change
Balance Sheet Data:
Cash and cash equivalents				$214,485	$170,629	$43,856
Real estate inventories				$2,519,273	$2,280,183	$239,090
Lots owned or controlled				27,602	29,718	(2,116)
Homes under construction (1)				2,280	1,887	393
Debt				$1,170,505	$1,138,493	$32,012
Stockholders' equity				$1,664,683	$1,454,180	$210,503
Book capitalization				$2,835,188	$2,592,673	$242,515
Ratio of debt-to-capital				41.3%	43.9%	(2.6)%
Ratio of net debt-to-capital*				36.5%	40.0%	(3.5)%

(1)	Homes under construction includes completed homes
*	See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2015	2014
Assets	(unaudited)
Cash and cash equivalents	$214,485	$170,629
Receivables	43,710	20,118
Real estate inventories	2,519,273	2,280,183
Investments in unconsolidated entities	18,999	16,805
Goodwill and other intangible assets, net	162,029	162,563
Deferred tax assets, net	130,657	157,821
Other assets	48,918	81,719
Total assets	$3,138,071	$2,889,838

Liabilities
Accounts payable	$64,840	$68,860
Accrued expenses and other liabilities	216,263	210,009
Unsecured revolving credit facility	299,392	260,000
Seller financed loans	2,434	14,677
Senior notes	868,679	863,816
Total liabilities	1,451,608	1,417,362
Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 161,813,750 and 161,355,490 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	1,618	1,614
Additional paid-in capital	911,197	906,159
Retained earnings	751,868	546,407
Total stockholders' equity	1,664,683	1,454,180
Noncontrolling interests	21,780	18,296
Total equity	1,686,463	1,472,476
Total liabilities and equity	$3,138,071	$2,889,838

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Homebuilding:
Home sales revenue	$847,409	$622,962	$2,291,264	$1,646,274
Land and lot sales revenue	26,918	11,211	101,284	47,660
Other operations	5,388	828	7,601	9,682
Total revenues	879,715	635,001	2,400,149	1,703,616
Cost of home sales	659,492	497,990	1,807,091	1,316,470
Cost of land and lot sales	17,677	7,525	34,844	37,560
Other operations	2,656	586	4,360	3,324
Impairments and lot option abandonments	181	1,391	1,930	2,515
Sales and marketing	37,259	30,504	116,217	103,600
General and administrative	34,346	25,218	117,496	82,358
Restructuring charges	599	1,341	3,329	10,543
Homebuilding income from operations	127,505	70,446	314,882	147,246
Equity in income (loss) of unconsolidated entities	1,542	(59)	1,460	(278)
Transaction expenses	—	(744)	—	(17,960)
Other income (loss), net	586	(777)	858	(1,019)
Homebuilding income from continuing operations before taxes	129,633	68,866	317,200	127,989
Financial Services:
Revenues	528	—	1,010	—
Expenses	50	15	181	15
Equity in income (loss) of unconsolidated entities	1,233	(10)	1,231	(10)
Financial services income (loss) from continuing operations before taxes	1,711	(25)	2,060	(25)
Income from continuing operations before taxes	131,344	68,841	319,260	127,964
Provision for income taxes	(45,991)	(27,415)	(112,079)	(43,767)
Income from continuing operations	85,353	41,426	207,181	84,197
Discontinued operations, net of income taxes	—	—	—	—
Net income	85,353	41,426	207,181	84,197
Net income attributable to noncontrolling interests	(281)	—	(1,720)	—
Net income available to common stockholders	$85,072	$41,426	$205,461	$84,197

Amounts attributable to TRI Pointe Group, Inc. common stockholders:
Income from continuing operations	$85,072	$41,426	$205,461	$84,197
Income from discontinued operations	—	—	—	—
Net income available to common stockholders	$85,072	$41,426	$205,461	$84,197

Earnings per share
Basic
Continuing operations	$0.53	$0.26	$1.27	$0.58
Discontinued operations	—	—	—	—
Net earnings per share	$0.53	$0.26	$1.27	$0.58
Diluted
Continuing operations	$0.52	$0.26	$1.27	$0.58
Discontinued operations	—	—	—	—
Net earnings per share	$0.52	$0.26	$1.27	$0.58

Weighted average shares outstanding
Basic	161,813,750	161,345,594	161,692,152	145,044,351
Diluted	162,379,826	162,208,756	162,319,758	145,531,289

MARKET DATA BY REPORTING SEGMENT & STATE

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling
	Delivered	Price	Delivered	Price	Delivered	Price	Delivered	Price
New Homes Delivered:
Maracay Homes	173	$399	110	$392	480	$387	396	$381
Pardee Homes	406	591	374	455	1,130	536	1,032	471
Quadrant Homes	114	475	101	452	411	440	320	420
Trendmaker Homes	145	511	157	504	539	511	561	496
TRI Pointe Homes	449	696	246	816	1,060	730	404	803
Winchester Homes	166	590	134	627	437	616	387	705
Total	1,453	$583	1,122	$555	4,057	$565	3,100	$531

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling
	Delivered	Price	Delivered	Price	Delivered	Price	Delivered	Price
New Homes Delivered:
California	654	$717	486	$659	1,623	$707	1,119	$620
Colorado	65	512	22	416	193	496	37	421
Maryland	89	467	67	480	209	502	181	571
Virginia	77	732	67	773	228	720	206	823
Arizona	173	399	110	392	480	387	396	381
Nevada	136	368	112	370	374	368	280	360
Texas	145	511	157	504	539	511	561	496
Washington	114	475	101	452	411	440	320	420
Total	1,453	$583	1,122	$555	4,057	$565	3,100	$531

MARKET DATA BY REPORTING SEGMENT & STATE, continued

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	New	Average	New	Average	New	Average	New	Average
	Home	Selling	Home	Selling	Home	Selling	Home	Selling
	Orders	Communities	Orders	Communities	Orders	Communities	Orders	Communities
Net New Home Orders:
Maracay Homes	83	15.0	72	16.5	578	16.6	385	16.4
Pardee Homes	232	24.0	177	20.5	1,186	23.1	970	20.2
Quadrant Homes	88	10.5	51	10.3	441	10.7	337	12.2
Trendmaker Homes	76	22.3	121	25.5	457	25.1	557	24.0
TRI Pointe Homes	172	27.5	207	21.8	1,107	26.9	359	9.2
Winchester Homes	102	13.5	86	11.0	412	13.5	339	17.1
Total	753	112.8	714	105.6	4,181	115.9	2,947	99.1

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	New	Average	New	Average	New	Average	New	Average
	Home	Selling	Home	Selling	Home	Selling	Home	Selling
	Orders	Communities	Orders	Communities	Orders	Communities	Orders	Communities
Net New Home Orders:
California	285	34.9	281	27.5	1,706	33.5	967	19.5
Colorado	25	5.8	55	5.8	193	6.2	86	2.2
Maryland	68	6.5	48	3.8	233	6.0	165	7.2
Virginia	34	7.0	38	7.2	179	7.5	174	10.0
Arizona	83	15.0	72	16.5	578	16.6	385	16.4
Nevada	94	10.8	48	9.0	394	10.3	276	7.6
Texas	76	22.3	121	25.5	457	25.1	557	24.0
Washington	88	10.5	51	10.3	441	10.7	337	12.2
Total	753	112.8	714	105.6	4,181	115.9	2,947	99.1

MARKET DATA BY REPORTING SEGMENT & STATE, continued

(dollars in thousands)

(unaudited)

	As of December 31, 2015			As of December 31, 2014
		Backlog	Average		Backlog	Average
	Backlog	Dollar	Selling	Backlog	Dollar	Selling
	Units	Value	Price	Units	Value	Price
Backlog:
Maracay Homes	203	$82,171	$405	105	$40,801	$389
Pardee Homes	274	200,588	732	218	147,044	675
Quadrant Homes	143	72,249	505	113	51,568	456
Trendmaker Homes	136	72,604	534	218	114,948	527
TRI Pointe Homes	290	192,097	662	243	192,802	793
Winchester Homes	110	77,625	706	135	105,933	785
Total	1,156	$697,334	$603	1,032	$653,096	$633

	As of December 31, 2015			As of December 31, 2014
		Backlog	Average		Backlog	Average
	Backlog	Dollar	Selling	Backlog	Dollar	Selling
	Units	Value	Price	Units	Value	Price
Backlog:
California	401	$321,753	$802	318	$273,263	$859
Colorado	84	41,026	488	84	42,329	504
Maryland	77	49,760	646	53	37,151	701
Virginia	33	27,865	844	82	68,782	839
Arizona	203	82,171	405	105	40,801	389
Nevada	79	29,906	379	59	24,254	411
Texas	136	72,604	534	218	114,948	527
Washington	143	72,249	505	113	51,568	456
Total	1,156	$697,334	$603	1,032	$653,096	$633

MARKET DATA BY REPORTING SEGMENT & STATE, continued

(unaudited)

	December 31,	December 31,
	2015	2014
Lots Owned or Controlled:
Maracay Homes	1,811	1,985
Pardee Homes	16,679	17,639
Quadrant Homes	1,274	1,544
Trendmaker Homes	1,858	2,073
TRI Pointe Homes	3,628	3,726
Winchester Homes	2,352	2,751
Total	27,602	29,718

	December 31,	December 31,
	2015	2014
Lots Owned or Controlled:
California	17,527	18,842
Colorado	876	639
Maryland	1,716	2,048
Virginia	636	703
Arizona	1,811	1,985
Nevada	1,904	1,884
Texas	1,858	2,073
Washington	1,274	1,544
Total	27,602	29,718

	December 31,	December 31,
	2015	2014
Lots by Ownership Type:
Lots owned	24,733	25,535
Lots controlled (1)	2,869	4,183
Total	27,602	29,718

(1)	As of December 31, 2015 and December 31, 2014, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table reconciles homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended December 31,
	2015	%	2014	%
	(dollars in thousands)
Home sales revenue	$847,409	100.0%	$622,962	100.0%
Cost of home sales	659,492	77.8%	497,990	79.9%
Homebuilding impairments and lot option abandonments	93	0.0%	1,250	0.2%
Homebuilding gross margin	187,824	22.2%	123,722	19.9%
Add: interest in cost of home sales	16,759	2.0%	12,012	1.9%
Add: impairments and lot option abandonments	93	0.0%	1,250	0.2%
Adjusted homebuilding gross margin	$204,676	24.2%	$136,984	22.0%
Homebuilding gross margin percentage	22.2%		19.9%
Adjusted homebuilding gross margin percentage	24.2%		22.0%

	Year Ended December 31,
	2015	%	2014	%
	(dollars in thousands)
Home sales revenue	$2,291,264	100.0%	$1,646,274	100.0%
Cost of home sales	1,807,091	78.9%	1,316,470	80.0%
Homebuilding impairments and lot option abandonments	1,685	0.1%	2,147	0.1%
Homebuilding gross margin	482,488	21.1%	327,657	19.9%
Add: interest in cost of home sales	44,299	1.9%	28,354	1.7%
Add: impairments and lot option abandonments	1,685	0.1%	2,147	0.1%
Adjusted homebuilding gross margin	$528,472	23.1%	$358,158	21.8%
Homebuilding gross margin percentage	21.1%		19.9%
Adjusted homebuilding gross margin percentage	23.1%		21.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the ratio of net debt-to-capital. We believe that the ratio of net debt-to-capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	December 31,	December 31,
	2015	2014
	(dollars in thousands)
Unsecured revolving credit facility	$299,392	$260,000
Seller financed loans	2,434	14,677
Senior Notes	868,679	863,816
Total debt	1,170,505	1,138,493
Stockholders' equity	1,664,683	1,454,180
Total capital	$2,835,188	$2,592,673
Ratio of debt-to-capital(1)	41.3%	43.9%

Total debt	$1,170,505	$1,138,493
Less: Cash and cash equivalents	(214,485)	(170,629)
Net debt	956,020	967,864
Stockholders' equity	1,664,683	1,454,180
Total capital	$2,620,703	$2,422,044
Ratio of net debt-to-capital(2)	36.5%	40.0%
(1)	The ratio of debt-to-capital is computed as the quotient obtained by dividing debt by the sum of debt plus equity.
(2)

The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is debt less cash and cash equivalents) by the sum of net debt plus equity. The most directly comparable GAAP financial measure is the ratio of debt-to-capital.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(unaudited)

The following table calculates the non-GAAP measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) expensing of previously capitalized interest included in costs of home sales and (e) amortization of stock-based compensation. Adjusted EBITDA means EBITDA before (f) impairment and lot option abandonments (g) restructuring charges and (h) transaction related expenses. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)
Net income available to common stockholders	$85,072	$41,426	$205,461	$84,197

Interest expense:
Interest incurred	15,185	15,988	60,964	41,706
Interest capitalized	(15,185)	(15,988)	(60,964)	(38,975)
Amortization of interest in cost of sales	17,095	12,296	45,114	52,747
Provision for income taxes	45,991	27,415	112,079	43,767
Depreciation and amortization	2,859	1,987	8,273	11,423
Amortization of stock-based compensation	3,399	1,430	11,935	7,679
EBITDA	154,416	84,554	382,862	202,544
Impairments and lot abandonments	181	1,391	1,930	2,515
Restructuring charges	599	1,341	3,329	10,543
Transaction expenses	—	744	—	17,960
Adjusted EBITDA	$155,196	$88,030	$388,121	$233,562

SUPPLEMENTAL COMBINED COMPANY INFORMATION

(unaudited)

The merger with Weyerhaeuser Real Estate Company (“WRECO”) was accounted for as a “reverse acquisition” of TRI Pointe by WRECO in accordance with ASC Topic 805, “Business Combinations.” As a result, legacy TRI Pointe’s financial results are not included in the combined company’s GAAP results for any period prior to July 7, 2014, the closing date of the merger. This schedule provides certain supplemental financial and operations information of the combined company that is “Adjusted” to include legacy TRI Pointe stand-alone operations. No other adjustments have been made to the supplemental combined company information provided and this information is summary only and may not necessarily be indicative of the results had the merger occurred at the beginning of the periods presented or the financial condition to be expected for the remainder of the year or any future date or period.

The following schedule provides certain supplemental financial and operations information of the Company that is “Adjusted” to include legacy TRI Pointe stand-alone operations for the year ending December 31, 2014 as though the WRECO merger was completed on January 1, 2014.

	Year Ended
	December 31, 2015			December 31, 2014
	Combined	Legacy	Combined	Combined	Legacy	Combined
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Supplemental Operating Data:			(dollars in thousands)
Home sales revenue	$2,291,264	NA	$2,291,264	$1,646,274	$162,107	$1,808,381
Net new home orders	4,181	NA	4,181	2,947	336	3,283
New homes delivered	4,057	NA	4,057	3,100	197	3,297
Average selling price of homes delivered	$565	NA	$565	$531	$823	$548